RESIDENTIAL FUNDING CORPORATION



Letter Regarding Uniform Single Audit
Program for Mortgage Bankers
December 31, 1994







INDEPENDENT AUDITORS' REPORT
Board of Directors
Residential Funding Corporation
Minneapolis, Minnesota  55437

We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Residential Funding Corporation and subsidiaries (RFC), wholly owned by GMAC Mortgage Corporation, as of December 31, 1994 and the related consolidated statements of income, stockholder's equity, and cash flows for the year then ended and have issued our report thereon dated January 27, 1995.

In conducting our audit, we performed certain procedures as set forth in the Uniform Single Audit Program for Mortgage Bankers (the Program) for those mortgage loans serviced for others under master servicing arrangements. Such mortgage loans tested were those included in the Series of Certificates listed in the attached Exhibit. Our testing procedures were applied only to the series of certificates serviced on or before September 30, 1994. Direct servicing functions are performed by various subservicers. We applied only those procedures listed in the Program that pertain to the servicing functions performed by RFC as master servicer.

The extent and nature of the tests we performed relating to mortgage loans serviced for others under master servicing arrangements were limited to the Program's procedures summarized as follows:

USAP
Reference  Extent and Nature of Related Procedure(s) Performed

Item 6(a) We obtained and inspected a representative sample of bank reconciliations of the custodial bank account. Confirmation of the balances, as of the reconciliation date, were obtained directly from the depository institution.

Item 6(b) We selected a sample of cash receipts reports from selected subservicers for testing. We agreed total cash receipts from the cash receipts reports submitted by the subservicer to the related bank wire transfer reports and bank statements.

We compared, on a test basis, individual items comprising the cash receipts concluded from the cash receipts reports submitted by the subservicer to RFC's records and found them to be in agreement.

We compared the allocation of mortgagor payments as indicated on the subservicers' reports, on a test basis, to RFC's cash receipt records.

We compared the cash receipt and bank deposit dates, on a test basis, and noted no delays greater than one day.

Item 6(c) We selected a sample of cash disbursement reports
(investor remittances) for testing. We agreed total cash disbursements from the investor remittances to the related bank wire transfer reports/bank statements.

Item 6(d) For investors' funds that are commingled with those of RFC and/or other investors in a general custodial bank account, either for receipts or disbursements, we tested that the accounts are in the name of RFC for the benefit of the investors.

For investors' funds that are commingled with those of RFC and/or other investors in a general bank account, either for receipts or disbursements, we tested that the amounts had been reconciled and traced the totals to the bank statement.

Item 7(a) We requested confirmation of mortgage pool balances from a representative sample of investors.

Item 7(b) With respect to selected delinquent accounts, we reviewed reports to investors for indications that the required disclosure, if any, had been made.

Item 7(c) We requested confirmation of servicing portfolio balances from a representative sample of subservicers.

Item 10 We inspected RFC's fidelity bond and errors and omissions policy and confirmed the coverages and amounts with the insurance carrier. We compared the amount of coverage, on a test basis, to the requirements of selected investors and found such coverage to be sufficient.

In conducting our audit and performing the procedures enumerated above, no errors or exceptions relating to mortgage loans serviced for others under master servicing arrangements, for the Series of Certificates included in the attached Exhibit came to our attention that paragraph 4 of the Program requires us to report. However, other than the performance of the procedures enumerated above, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

RFC is covered by GMAC Mortgage Corporation's mortgage banker's fidelity bond in the amount of $150 million and errors and omissions policy of $55 million.

This report is intended solely for the information and use of the Board of Directors and management of Residential Funding Corporation and subsidiaries and others for whom RFC services mortgage loans for the series of certificates included in the attached exhibit and should not be used for any other purpose.





  January 27, 1995

                                                          EXHIBIT

  RESIDENTIAL FUNDING CORPORATION - December 31, 1994

  SERVICED SERIES WITH INITIAL CUTOFF DATE
  PRIOR TO SEPTEMBER 30, 1994

  1986 Series
  1986-5
  1986-6
  1986-7
  1986-10
  1986-12
  1986-13
  1986-14
  1986-15
  1986-16
  1986-17
  1986-18
  1986-19
  1986-20
  1986-PC-7R
  1986-PC-8R
  1986-PC-9R(A)
  1986-PC-9R(B)
  1986-PC-9R(C)
  1986-U1
  1986-U3
  1986-U4
  1986-U5
  1986-U6
  1986-U7
  1986 NY  Series A

  1987 Series
  1987-1
  1987-2
  1987-3
  1987-4
  1987-5
  1987-6
  1987-7
  1987-8A
  1987-8B
  1987-9
  1987-PC-1
  1987-PC-2
  1987-PC-3
  1987-PC-4
  1987-S1
  1987-S2
  1987-S4
  1987-S5
  1987-S6
  1987-S7
  1987-S8
  1987-S9
  1987-SA1
  1987-U1
  1987-U2
  1987-U3
  1987-U4
  1987-U5
  1987-U6
  1987-U7
  1987-U8
  1987-U9
  1987-U1 0
  1987-U1 1-A
  1987-U1 1-B
  1987-U1 2-A
  1987-U1 2-B
  1987-U1 2-C
  1987-U1 3-A
  1987-U1 3-B
  1987-U1 3-C
  1987-U1 4
  1987-U1 5
  1987-U1 6
  1987-U1 7
  1987-U1 8
  1987-U1 9
  1987-WH 1-A
  1987-WH 1-B
  1987-WH I-C
  1987 NY  Series A

  1988 Series
  1988-1
  1988-2A
  1988-2B
  1988-3A
  1988-3B
  1988-3C
  1988-4A
  1988-4B
  1988-4C
  1988-4D
  1988-4E
  1988-S1
  1988-SW1
  1988-U1
  1988-U2
  1988-U3
  1988-U4
  1988-U5
  1988-U6
  1988-U7
  1988-U8
  1988-U9
  1988-U10
  1988 NY Series A

  1989 Series
  1989-1
  1989-2
  1989-3A
  1989-3B
  1989-3C
  1989-4A
  1989-4B
  1989-4C
  1989-4D
  1989-4E
  1989-4F
  1989-5A
  1989-5B
  1989-6
  1989-7
  1989-3(P-B SFC)
  1989-4(P-B SFC)
  1989-S1
  1989-S2
  1989-S3
  1989-S4
  1989-S5
  1989-S6
  1989-SW1A
  1989-SW1B
  1989-SW2
  1989-U1
  1989-WH1
  1990 Series
  1990-1
  1990-2
  1990-3A
  1990-3B
  1990-3C
  1990-4
  1990-5
  1990-6
  1990-7
  1990-8
  1990-9
  1990-10
  1990-11
  1990-12
  1990-13
  1990-PC1
  1990-PC2
  1990-PC3
  1990-PC4
  1990-PC5
  1990-PC6
  1990-PC7
  1990-S1
  1990-S14
  1990-S15
  1990-S17
  1990-MS1A
  1990-MS1B
  1990-MS1C
  1990-MS1D
  1990-MS1E
  1990-SW1A
  1990-SW1B
  1990-SW1C
  1990-SW1D
  1990-SW2A
  1990-SW2B
  1990-SW3
  1990-R16
  1990-WH1
  1990-WH2
  1990C-1A
  1990C-1B
  1990C-1C
  1990C-1D
  1990C-1E
  1990C-1F
  1990C-1G
  1990C-1H
  1990C-1I
  1990C-1J
  1990C-1K
  1990 NY  Series A

  1991 Series
  1991-S1
  1991-S2
  1991-3
  1991-4
  1991-S5
  1991-S6
  1991-S7
  1991-S8
  1991-R9
  1991-S10
  1991-S11
  1991-S12
  1991-R13
  1991-R14
  1991-S15
  1991-S17
  1991-S18
  1991-S19
  1991-20
  1991-21A
  1991-21B
  1991-21C
  1991-S22
  1991-23
  1991-S24
  1991-25A
  1991-25B
  1991-R26
  1991-S27
  1991-S28
  1991-S29
  1991-S30
  1991-S31
  1991-MS1A
  1991-MS1B
  1991-MS1C
  1991-MS2
  1991-MS3A
  1991-MS3B
  1991-MS3C
  1991-SW1A
  1991-SW1B
  1991-SW1C
  1991-SW5A
  1991-SW5B
  1991-WH4A
  1991-WH4B
  1991-J2
  1991-J3
  1992 Series
  1992-S1
  1992-S2
  1992-S3
  1992-S4
  1992-S5
  1992-S6
  1992-S7
  1992-S8
  1992-S9
  1992-S10
  1992-S11
  1992-S12
  1992-13
  1992-S14
  1992-S15
  1992-S16
  1992-17A
  1992-17B
  1992-17C
  1992-S18
  1992-S19
  1992-S20
  1992-S21
  1992-S22
  1992-S23
  1992-S24
  1992-S25
  1992-S26
  1992-S27
  1992-S28
  1992-S29
  1992-S30
  1992-S31
  1992-S32
  1992-SW1A
  1992-SW1B
  1992-SW1C
  1992-SW3
  1992-SW4
  1992-SW5
  1992-SW6
  1992-SW7
  1992-SW12
  1992-U2
  1992-U10
  1992-U11
  1992-WH8
  1992-A
  1992-2
  1992-4
  1992-J1
  1992-J9
  1992-J10
  1992-S33
  1992-S34
  1992-S35
  1992-S36
  1992-S37
  1992-S38
  1992-S39
  1992-S40
  1992-S41
  1992-S42
  1992-S43
  1992-S44

  1199 3 Series
  1993-1
  1993-6
  1993-19
  1993-J1
  1993-J2
  1993-J3
  1993-J4
  1993-J5
  1993-J6
  1993-MZ1
  1993-MZ2
  1993-MZ3
  1993-PC3
  1993-PC6
  1993-PC7
  1993-PC9A
  1993-PC9B
  1993-PC9C
  1993-PC9D
  1993-PC9F
  1993-PC9G
  1993-PC9H
  1993-PC9I
  1993-PC9J
  1993-PC11A
  1993-PC11B
  1993-PC11C
  1993-PC12
  1993-PC12A
  1993-S1
  1993-S2
  1993-S3
  1993-S4
  1993-S5
  1993-S6
  1993-S7
  1993-S8
  1993-S9
  1993-S10
  1993-S11
  1993-S12
  1993-S13
  1993-S14
  1993-S15
  1993-S16
  1993-S17
  1993-S18
  1993-S20
  1993-S21
  1993-S22
  1993-S23
  1993-S24
  1993-S25
  1993-S26
  1993-S27
  1993-S28
  1993-S29
  1993-S30
  1993-S31
  1993-S32
  1993-S33
  1993-S34
  1993-S35
  1993-S36
  1993-S37
  1993-S38
  1993-S39
  1993-S40
  1993-S41
  1993-S42
  1993-S43
  1993-S44
  1993-S45
  1993-S46
  1993-S47
  1993-S48
  1993-S49
  1993-WH1
  1993-WH2
  1993-WH4A
  1993-WH4B
  1993-WH4C
  1993-WH8
  1993-WH10
  1993-WH13
  1993-WH13A
  1993-WH14
  1993-WH14A-94
  1993-WH15A
  1993-WH15B
  1993-WH15C
  1993-WH15D
  1993-WH15E-94
  1993-WH15F-94
  1993-WH15G-94
  1993-WH15H-94
  1993-WH15I-94
  1993-WH15J-94
  1993-WH15K-94

  1994 Series
  1994-MZ1
  1994-RS4
  1994-S1
  1994-S2
  1994-S3
  1994-S5
  1994-S6
  1994-S7
  1994-S8
  1994-S9
  1994-S10
  1994-S11
  1994-S12
  1994-S13
  1994-S14
  1994-S15
  1994-S16I
  1994-S16II
  1994-S16III
  1994-S17
  1994-S18
  1994-WH1
  1994-WH2
  1994-WH3
  1994-WH4A
  1994-WH4B
  1994-WH4C
  1994-WH4D
  1994-WH4E
  1994-WH4F
  1994-WH5
  1994-WH8
  1994-WH9
  1994-WH10
  1994-WH11A
  1994-WH11B




      EXHIBIT
  RESIDENTIAL FUNDING CORPORATION

  SERVICED SERIES AS OF SEPTEMBER 30, 1994

  Loans Serviced for Others:

  Salomon Bros. Realty
   Pools 5000-5005

  American Savings
   Pools 1000-1096
   Pools 5006-5072

  Liberty Lending Services, Inc.
   Pool 5900

  Farwest Federal
   Pool 5901